Exhibit 4.7

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 23, 2021, among the entities listed on Exhibit A attached hereto (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 19, 2020 (as amended, modified or supplemented, the “Indenture”) providing for the issuance of 4.75% Senior Notes due 2030 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees, jointly and severally along with all Guarantors named in the Indenture, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
3.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
4.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS HEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SIGNATURES

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ David W. Hult
Name:	David W. Hult
Title:	President & Chief Executive Officer

ASBURY AURORA TOY, LLC
ASBURY CO LEX, LLC
ASBURY LAKEWOOD CHEV, LLC
ASBURY LAKEWOOD TOY, LLC
ASBURY LITTLETON JLR, LLC
ASBURY LITTLETON POR, LLC
ASBURY LONGMONT HUND, LLC
LHM ACD, LLC
LHM ACJ, LLC
LHM ADR, LLC
LHM AMT, LLC
LHM ANI, LLC
LHM ATO, LLC
LHM AVW, LLC
LHM BCD, LLC
LARRY H. MILLER COMPANY – BOUNTIFUL, L.L.C.
LHM BSU, LLC
LHM BTO, LLC
LHM BUC, LLC
LHM COLLISION CSCO, LLC
LHM CHV, LLC
LHM CTO, LLC
LHM DCJ, LLC
LHM DDR, LLC
LHM DNI, LLC
LHM FLT, LLC
LHM LCJ, LLC
LHM LEX, LLC
LHM LFO, LLC
LANDCAR GC, LLC
LHM LIT, LLC
LHM LMD, LLC
OSBORN/MILLER AUTOMOTIVE, L.L.C.
LANDCAR MANAGEMENT, LTD.
LHM MFD, LLC
LHM MNI, LLC
LHM MUR, LLC
LHM NHR, LLC
LHM COLLISION OCC, LLC
LHM PCD, LLC
LHM PCH, LLC
LHM PFL, LLC
LHM PNX, LLC
LHM QCH, LLC
LHM QCJ, LLC
LHM RCD, LLC
LHM SAX, LLC
LHM SCD, LLC
LHM SFL, LLC
LHM SFO, LLC
[Signature Page to Second Supplemental Indenture]

LHM SSLE, LLC
LHM SPO HOLDINGS, LLC
LHM - SPOKANE, LLC
LHM TCD, LLC
LHM TCJ, LLC
LHM TCS, LLC
LHM TDR, LLC
LHM TSD, LLC
LHM TVW, LLC
LHM UCN, LLC
LHM UCO, LLC
LHM UCS, LLC
LHM AUTO INTERMEDIATE HOLDINGS I, LLC
LHM AUTO GP HOLDINGS, LLC

By:	/s/ David W. Hult
Name:	David W. Hult
Title:	President & Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Stephanie Cox
Name:	Stephanie Cox
Title:	Vice President

Exhibit A

Entity Name
Asbury Aurora Toy, LLC
Asbury CO LEX, LLC
Asbury Lakewood Chev, LLC
Asbury Lakewood Toy, LLC
Asbury Littleton JLR, LLC
Asbury Littleton Por, LLC
Asbury Longmont Hund, LLC
LHM ACD, LLC
LHM ACJ, LLC
LHM ADR, LLC
LHM AMT, LLC
LHM ANI, LLC
LHM ATO, LLC
LHM AVW, LLC
LHM BCD, LLC
Larry H. Miller Company – Bountiful, L.L.C.
LHM BSU, LLC
LHM BTO, LLC
LHM BUC, LLC
LHM Collision CSCO, LLC
LHM CHV, LLC
LHM CTO, LLC
LHM DCJ, LLC
LHM DDR, LLC
LHM DNI, LLC
LHM FLT, LLC
LHM LCJ, LLC
LHM LEX, LLC
LHM LFO, LLC
LANDCAR GC, LLC
LHM LIT, LLC
LHM LMD, LLC
Osborn/Miller Automotive, L.L.C.
Landcar Management, Ltd.
LHM MFD, LLC
LHM MNI, LLC
LHM MUR, LLC
LHM NHR, LLC
LHM Collision OCC, LLC
LHM PCD, LLC
LHM PCH, LLC
LHM PFL, LLC
LHM PNX, LLC
LHM QCH, LLC
LHM QCJ, LLC

LHM RCD, LLC
LHM SAX, LLC
LHM SCD, LLC
LHM SFL, LLC
LHM SFO, LLC
LHM SSLE, LLC
LHM SPO Holdings, LLC
LHM - Spokane, LLC
LHM TCD, LLC
LHM TCJ, LLC
LHM TCS, LLC
LHM TDR, LLC
LHM TSD, LLC
LHM TVW, LLC
LHM UCN, LLC
LHM UCO, LLC
LHM UCS, LLC
LHM Auto Intermediate Holdings I, LLC
LHM Auto GP Holdings, LLC